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                                                                     EXHIBIT 5.1



                      [MORRISON & FOERSTER LLP LETTERHEAD]




                                January 25, 2000



Verio Inc.
8005 South Chester Street, Suite 200
Englewood, Colorado 80112

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement, as amended, on Form S-3 of Verio Inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 2,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company (the "Primary Common Stock"), of up to 7,200,000 shares of the Company's 6.75% Series A Convertible Preferred Stock, $0.001 par value per share (the "Convertible Preferred Stock"), up to 7,456,302 shares of the Company's Common Stock issuable upon conversion of the Convertible Preferred Stock (the "Conversion Stock"), up to 1,705,346 shares of the Company's Common Stock that may be paid as dividends on the Convertible Preferred Stock (the "Dividend Stock") or that may be delivered in exchange for funds held in a deposit account on behalf of the holders of the Company's Convertible Preferred Stock (the "Deposit Stock"), and 461,476 shares of the Company's Common Stock where such Common Stock is held by certain holders who have invoked their contractual registration rights with the Company or for whom the Company has agreed to register the shares (the "Piggyback Registration Stock"). The Primary Common Stock may be issued by the Company and sold to the public by the Company and/or its wholly-owned subsidiary, Verio, LLC. The Convertible Preferred Stock, Conversion Stock, Dividend Stock, Deposit Stock and Piggyback Registration Stock may be sold to the public by the selling stockholders named in the Registration Statement; the Dividend Stock may be issued and paid by the Company to the holders of the Convertible Preferred Stock; and the Deposit Stock may be sold by the Company to Norwest Bank Minnesota, N.A., as Deposit Agent (the "Deposit Agent"), for delivery directly to the holders of the Convertible Preferred Stock, pursuant to the terms of that certain Deposit Agreement, dated as of July 20, 1999, by and between the Company and the Deposit Agent.

         As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance or possible future issuance, as the case may be, by the Company of the Primary Common Stock, Convertible Preferred Stock, Conversion Stock, Dividend Stock, Deposit Stock and Piggyback Registration Stock.

         We are of the opinion that:

         1) The shares of the Convertible Preferred Stock and the Piggyback Registration Stock issued, sold and delivered by the Company have been duly authorized and have been legally issued, are fully paid and are nonassessable.
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         2) Upon conversion of the Convertible Preferred Stock, the Conversion
Stock, when issued by the Company in the manner described in the Registration Statement, will be duly authorized and legally issued, fully paid and nonassessable.

         3) If, when and as issued by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, the Dividend Stock will be legally issued, fully paid and nonassessable.

         4) If, when and as issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, the Deposit Stock will be legally issued, fully paid and nonassessable.

         5) If, when and as issued by the Company and sold by the Company and/or its wholly-owned subsidiary, Verio, LLC, in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, the Primary Common Stock will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.

                                      Very truly yours,


                                      /s/ Morrison & Foerster LLP